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                                   EXHIBIT 21

                             U.S. TRUST CORPORATION

                              LIST OF SUBSIDIARIES

                                                                             State or Other Jurisdiction Office       Percent
                                                                                   of Incorporation                    Owned
                                                                            ------------------------------------    ------------
United States Trust Company of New York                                                   New York                      100.0%
   United States Trust Company International Corporation                                  United States                 100.0
      United States Trust Company of New York (Grand Cayman) Ltd.                         Cayman Islands                100.0
      UST Overseas Corporation                                                            Delaware                      100.0
        Foreign & Colonial Asset Management                                               London, England                50.0
   UST Property Company, Inc.                                                             New York                      100.0
   UST Financial Services Corp.                                                           New York                      100.0
U.S. Trust Company of California, N.A.                                                    California                    100.0
   UST Fiduciary Services Ltd.                                                            Delaware                      100.0
U.S. Trust Company of Connecticut                                                         Connecticut                   100.0
U.S. Trust Company of Florida Savings Bank                                                Florida                       100.0
U.S. Trust Company of New Jersey                                                          New Jersey                    100.0
   UST Securities Corporation                                                             New Jersey                    100.0
U.S.T. L.P.O. Corp.                                                                       Delaware                      100.0
   U.S. Trust Company of Texas, N.A.                                                      Texas                         100.0
CTMC Holding Company                                                                      Oregon                        100.0
   CTC Consulting, Inc.                                                                   Oregon                        100.0
   U.S. Trust Company of the Pacific Northwest                                            Oregon                        100.0